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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY



         NAME                                     JURISDICTION OF INCORPORATION


AZCO Mica, Inc.                                               Delaware

Cobre de Suaqui Verde, S.A. de C.V.                           Mexico

Sanou Mining Corporation                                      Bahamas